Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6308

(Name, address and telephone number of agent for service)

Crestwood Midstream Partners LP*

Crestwood Midstream Finance Corp.

(Issuer with respect to the Securities)

Delaware Delaware	20-1647837 46-1429970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Lousiana Street, Suite 2550 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

5.75% Senior Notes Due 2025

Guarantees of 5.75% Senior Notes due 2025

(Title of the Indenture Securities)

*Table of Additional Registrants

Additional Registrants (as Guarantors of 5.75% Senior Notes due 2025)

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Arrow Field Services, LLC	Delaware	27-0472066	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Arrow Midstream Holdings, LLC	Delaware	80-0298512	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Arrow Pipeline, LLC	Delaware	94-3454611	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Arrow Water, LLC	Delaware	27-1000169	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

CMLP Tres Manager LLC	Delaware	47-2136466	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

CMLP Tres Operator LLC	Delaware	47-2136725	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Cowtown Gas Processing Partners L.P.	Texas	86-1165664	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Cowtown Pipeline Partners L.P.	Texas	86-1165661	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Appalachia Pipeline LLC	Texas	45-4102847	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Arkansas Pipeline LLC	Texas	27-5413868	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Crude Logistics LLC	Delaware	30-0585080	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Crude Services LLC	Delaware	46-5595720	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Crude Terminals LLC	Delaware	27-4762190	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Crude Transportation LLC	Delaware	38-3927716	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Dakota Pipelines LLC	Delaware	27-4761975	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Crestwood Gas Services Operating GP LLC	Delaware	39-2051802	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Gas Services Operating LLC	Delaware	39-2051803	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Marcellus Midstream LLC	Delaware	45-4623727	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Marcellus Pipeline LLC	Delaware	45-4622133	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Midstream Operations LLC	Delaware	37-1709059	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Ohio Midstream Pipeline LLC	Delaware	46-2279892	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Operations LLC	Delaware	45-5233794	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Panhandle Pipeline LLC	Texas	27-5413782	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Pipeline LLC	Texas	27-5413970	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Sales & Service Inc.	Delaware	43-1931522	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Services LLC	Delaware	37-1692565	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Transportation LLC	Delaware	43-1905384	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood West Coast LLC	Delaware	38-3875473	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

E. Marcellus Asset Company, LLC	Delaware	46-2362188	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Finger Lakes LPG Storage, LLC	Delaware	20-3143796	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Stellar Propane Service, LLC	Delaware	86-1123848	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

US Salt, LLC	Delaware	59-3525498	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 9th of June, 2017.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, October 28, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, October 28, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 9, 2017

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2016

($000’s)

12/31/2016
Assets
Cash and Balances Due From Depository Institutions	$15,670,179
Securities	109,032,596
Federal Funds	60,327
Loans & Lease Financing Receivables	273,415,762
Fixed Assets	4,682,022
Intangible Assets	12,978,461
Other Assets	25,170,748

Total Assets	$441,010,095

Liabilities
Deposits	$343,142,193
Fed Funds	1,157,970
Treasury Demand Notes	0
Trading Liabilities	1,536,287
Other Borrowed Money	31,668,666
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	13,559,469

Total Liabilities	$394,864,585

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,054,149
Minority Interest in Subsidiaries	806,246

Total Equity Capital	$46,145,510

Total Liabilities and Equity Capital	$441,010,095